Exhibit 10.1

EXECUTION VERSION

NOTE PURCHASE AGREEMENT

NOTE PURCHASE AGREEMENT (this “Agreement”) dated as of January 19, 2007 by and among LC Capital Master Fund, Ltd., a Cayman Islands exempt company, (the “Purchaser”), Castlerigg Master Investments Ltd., a British Virgin Islands company (the “Seller”), and DayStar Technologies, Inc., a Delaware corporation (the “Issuer”).

WHEREAS, the Seller and the Issuer entered into the Securities Purchase Agreement dated as of May 25, 2006 (the “Securities Purchase Agreement”), pursuant to which the Seller purchased, upon the terms and conditions thereto (i) a senior convertible note in the original principal amount of $15,000,000 (the “Note”), which may be converted into shares of common stock, par value $0.01 per share, of the Issuer (the “Common Stock”) pursuant to the terms of the Note (as converted, collectively, the “Conversion Shares”) and (ii) Class A Warrants and Class B Warrants (the “Class B Warrants”, and together with the Class Warrants, the “Warrants”), to acquire that number of shares of Common Stock (as exercised, collectively, the “Warrant Shares”) as set forth in the Warrants;

WHEREAS, in accordance with Section 15(e) of the Note, the Issuer, the Seller and KeyBank National Association (the “Escrow Agent”) entered into the Escrow Agreement dated as of May 25, 2006 (the “Escrow Agreement”), pursuant to which as of the date hereof $2,575,061.70 is deposited in accordance with the terms thereof (the “Escrowed Funds”);

WHEREAS, in connection with and as an inducement to execute and deliver the Securities Purchase Agreement, the Issuer agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws, pursuant to the Registration Rights Agreement dated as of May 25, 2006 between the Issuer and the Seller (the “Registration Rights Agreement”);

WHEREAS, simultaneously on the Closing Date and as an inducement to execute and deliver this Agreement, the Issuer (i) is entering into a Securities Purchase Agreement with the investors listed on Exhibit A thereto (collectively, the “Co-Investors”), dated the date hereof (the “Co-Investment Agreement”), pursuant to which, among other things, the Co-Investors will purchase, upon the terms and conditions set forth therein, 2,500,000 shares of Common Stock, (ii) is entering into the First Amendment to Securities Purchase Agreement with the Seller dated the date hereof (the “First Amendment”), pursuant to which the parties thereto will agree to, among other things, amend and waive certain provisions of the Securities Purchase Agreement, (iii) is entering into the Note Terms Agreement with the Purchaser dated the date hereof (the “Note Terms Agreement”), pursuant to which the Issuer will exchange the note issued to the Purchaser pursuant to Section 19(d) of the Note for such number of shares of Common Stock in accordance with the terms and subject to the conditions of the Note Terms Agreement (as converted, collectively, the “Purchaser Conversion Shares”), (iv) has agreed to provide certain registration rights under the 1933 Act and applicable state securities laws to the Purchaser to cover the resale of the Purchaser Conversion Shares pursuant to the Registration Rights Agreement dated the date hereof between the Issuer and the Purchaser (the “2007 Registration Rights Agreement”; for the avoidance of doubt, it being understood that the Warrant Shares issuable upon exercise of the Class B Warrant shall be covered by the Registration Rights Agreement); (v) is entering into a Mutual Release with the Seller, in the form attached hereto as Exhibit C, pursuant to which the Issuer and the Seller will release each other from certain claims (the “Mutual Release”); (vi) is issuing to the Seller (A) a new Class A Warrant, in the same form as the existing Class A Warrant, with an exercise price equal to the exercise price as of the date hereof in the existing Class A Warrant, initially exercisable for 317,394 shares of Common Stock (the “New Class A Warrant”) and (B) 825,181 registered, freely tradable shares of Common Stock (the “Additional Stock”), as set forth in Schedule 1 attached hereto; and (vii) has agreed to provide certain registration rights under the 1933 Act and applicable state securities laws to the Seller to cover the resale of the shares of Common Stock issued or issuable upon exercise of the New Class A Warrant pursuant to the Registration Rights Agreement dated the date hereof between the Issuer and the Seller (the “Warrant Shares Registration Rights Agreement”);

WHEREAS, pursuant to the terms and subject to the conditions of this Agreement, the Purchaser wishes to purchase from the Seller, and the Seller wishes to transfer, assign and sell to the Purchaser, the Assigned Interest (as defined below);

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase and Sale; Closing; Issuer Covenants.

1.1 Purchase and Sale.

(a) The Seller agrees to sell, transfer, assign and convey to the Purchaser, and the Purchaser agrees to purchase from the Seller, all of the right, title and interest of the Seller in and to the Assigned Interest at the Closing on the terms and subject to the conditions set forth in this Agreement.

(b) The Purchaser assumes no obligations other than the Assumed Obligations. Effective as of the Closing, the Purchaser hereby assumes the Assumed Obligations.

(c) For the purposes of this Section, the following terms have the following meanings:

(i) “Assigned Interest” shall mean the Note and the Class B Warrant, any and all rights, claims and causes of action of the Seller (and their successors and assigns) against the Issuer or any of its affiliates (collectively, the “Issuer Parties”) and any other person that directly arise under, from, in, to or in connection with the Note or Class B Warrant and, to the extent the Transaction Documents relate thereto, the Transaction Documents, in each case to the extent permitted to be assigned under applicable law, including, without limitation, (A) all rights as a Buyer under the Securities Purchase Agreement to the extent related to the Note, the Conversion Shares, the Interest Shares (as defined in the Securities Purchase Agreement, the “Interest Shares”) or the Warrant Shares (solely with respect to the exercise of the Class B Warrant) issued or to be issued after the Closing Date and (B) all rights as an Investor (as defined in the Registration Rights Agreement) to the extent related to the Registrable Securities (as defined in the Registration Rights Agreement) issued or issuable after the Closing Date with respect to the Note or the Class B Warrant. For the avoidance of doubt, “Assigned Interest” shall not include the (i) Class A Warrants, Warrant Shares issued upon exercise of the Class A Warrants or any other cash, securities or other property issued or otherwise paid to the Seller solely in respect of the Class A Warrants or the New Class A Warrant, or (ii) Interest Shares, any cash interest payments, any payments of Installment Amounts (in cash or shares) and any other cash, securities or other property paid to the Seller solely in respect of the Note, in the case of clause (ii), issued or otherwise paid prior to the Closing Date.

(ii) “Assumed Obligations” shall mean all obligations and liabilities of the Seller or otherwise as a holder of the Note or Class B Warrant with respect to, or in connection with, the Assigned Interest resulting from facts, events or circumstances arising or occurring on or after the Closing Date and any obligations for a breach or other violation of its representations, warranties or covenants hereunder.

(iii) “Transaction Documents” shall mean the Note, the Securities Purchase Agreement, the Registration Rights Agreement, the Escrow Agreement and all other documents and agreements under which the Assigned Interest or any part thereof has been created and all material documents and agreements relating thereto, and all amendments, waivers and consents thereto.

(d) From and after the Closing Date, other than pursuant to the Escrow Letter, the Seller shall not assert any right or take any action with respect to the Escrow Agreement.

1.2 Purchase Price; Deliveries on the Closing Date.

(a) Subject to the conditions set forth in this Agreement, on the Closing Date, the Purchaser will pay the purchase price for the Assigned Interests, which purchase price shall equal $7,564,267 (the “Purchase Price”), by wire transfer of immediately available U.S. funds in accordance with the Seller’s written wire instructions.

(b) Simultaneously, on the Closing Date:

(i) in furtherance of the foregoing, the Sellers will, upon such receipt of the Purchase Price, (A) without the necessity of any further action, assign and transfer to the Purchaser all of its right, title and interest in and to the Assigned Interest, (B) deliver to the Purchaser the Note, duly assigned and endorsed for transfer to the Purchaser in accordance with Section 19 of the Note and (C) surrender the Class B Warrant to the Issuer in accordance with Section 7(a) of the Class B Warrant;

(ii) The Issuer will register the transfer of the Note and Class B Warrant by the Seller to the Purchaser pursuant to Section 5(a) of the Securities Purchase Agreement and the Issuer shall issue (A) a new note registered in the name of the Purchaser pursuant to Section 19(d) of the Note and (B) a new Class B Warrant in the name of the Purchaser pursuant to Sections 7(a) and (d) of the Class B Warrant;

(iii) the Seller and the Issuer shall have executed (A) a joint instruction letter addressed to the Escrow Agent in the form attached hereto as Exhibit A (the “Escrow Letter”), pursuant to which such parties shall instruct the Escrow Agent to disburse the Escrow Fund as provided for in the Escrow Letter and (B) a request for the consent to the assignment of the Escrow Agreement to the Purchaser in the form attached hereto as Exhibit B;

(iv) the Issuer and the Co-Investors shall have executed the Co-Investment Agreement;

(v) the Seller and the Issuer shall have executed the First Amendment;

(vi) the Purchaser and the Issuer shall have executed the Note Terms Agreement;

(vii) the Issuer and the Purchaser shall have executed 2007 Registration Rights Agreement;

(viii) the Issuer and the Seller shall have executed and delivered the Mutual Release;

(ix) the Issuer and the Seller shall have executed and delivered the Warrant Shares Registration Rights Agreement;

(x) the Issuer shall have executed and delivered to the Seller stock certificates representing the Additional Stock registered in the name of the Seller (without any Securities Act or other legends thereon); and

(xi) the Issuer shall have paid to the Seller all of the Seller’s costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and the negotiations in connection herewith and past negotiations between the Seller and the Issuer.

1.3 Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement shall be consummated on January 19, 2007, or such later date as the parties hereto shall mutually agree (the “Closing Date”). The Closing shall take place at 10:00 a.m. on the Closing Date at the offices of Milbank, Tweed, Hadley & MCCloy LLP, 1 Chase Manhattan Plaza, New York, NY 10005.

2. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Purchaser as follows:

2.1 Ownership of the Assigned Interests, etc. The Seller will have at the Closing good and marketable title to the Note and has good and valid title to the balance of the Assigned Interests, free and clear of any liens, claims, security interests, mortgages, encumbrances, pledges, equities and charges of any kind and will have transferred to the Purchaser, upon the consummation of the transactions contemplated hereby, and the Purchaser will have acquired, good and valid title to the Note and to the balance of the Assigned Interests, free and clear of all liens, claims and encumbrances. The Seller is the sole owner, beneficially and of record, of the Note and the Seller has owned the Note since issuance on May 25, 2006.

2.2 Organization; Authorization, etc. The Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has full organizational power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby including without limitation to own, hold, sell and transfer (pursuant to this Agreement) the Note and the other Assigned Interests. The Seller has full power and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller. This Agreement constitutes a valid and binding agreement of the Seller, assuming the due execution of the Agreement by the Purchaser and the Issuer, enforceable against the Seller in accordance with its terms, except that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.3 No Conflict. The execution and delivery of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby will not (i) violate any law applicable to the Seller or (ii) conflict with, violate or constitute a breach or default under any material agreements as to which Seller is a party.

2.4 No Consents. Except for any consent or waiver of the Issuer under the Transaction Documents or stockholder approval for the issuance of Purchaser Conversion Shares, no consents, notices, filings, approvals or authorizations are required to be made to or with or received from any person, entity, or governmental body (nor are any of the foregoing required under any Transaction Documents) for the sale by the Seller hereunder and consummation by the Seller of the transactions contemplated by this Agreement.

2.5 No Proceedings. To the Seller’s knowledge, no proceedings are pending against the Seller or threatened against the Seller before any court, arbitrator or administrative or governmental body which relate to the Seller’s capacity as holder of the Assigned Interests or which, individually or in the aggregate, would materially and adversely affect any action taken by the Seller under this Agreement.

2.6 Adequate Information. The Seller is a sophisticated person with respect to the sale of the Assigned Interest, the Seller has adequate information concerning the business and financial condition of the Issuer to make an informed decision regarding the sale of the Note, the Class B Warrant and other Assigned Interests and has independently and without reliance upon the Purchaser or its agents made its own analysis and decision to sell the Note, the Class B Warrant and the other Assigned Interests. The Seller has relied solely upon this Agreement and independent investigations made by it or its representatives with respect to the Note, the Class B Warrant and the other Assigned Interests.

2.7 No Fraudulent Transfer, etc. To the knowledge of the Seller, it has not received any written notice that (i) any payment or other transfer made to or for the account of the Seller from or on account of the Issuer or other obligor with respect to the Assigned Interest is or may be void or voidable as an actual or constructive fraudulent transfer or as a preferential transfer, (ii) the Assigned Interest, or any portion thereof, is void, voidable unenforceable or subject to any impairment, or (iii) any suits, claims or otherwise liabilities exist or have been asserted by any person in any way relating to the Assigned Interest or the ownership thereof.

2.8 Compliance with Transaction Documents. The Seller has complied with and performed in all material respects with all of its obligations required to be complied with or performed by it under the Transaction Documents, and the Seller has not breached in any material respect any of its representations, warranties, obligations or covenants under any of the Transaction Documents.

2.9 Further Action. The Seller agrees to take, or cause to be taken, from and after the Closing Date, such further actions to execute, deliver and file, or cause to be executed, delivered and filed, such further documents and instruments as may be reasonably necessary in order to fully effectuate the purposes, terms and conditions of this Agreement and the transactions contemplated hereby.

2.10 1933 Act. To the knowledge of the Seller, the Seller is not currently and has not been an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act) of the Issuer and neither the Seller nor anyone acting on the Seller’s behalf has taken any action which would subject the sale of the Assigned Interests to the registration provisions of Section 5 of the 1933 Act.

3. Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Purchaser and the Seller as follows:

3.1 Organization; Authorization, etc. The Issuer is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has full organizational power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, including without limitation to execute and deliver the Mutual Release and to issue the Additional Stock and the Class A Warrant and other agreements and documents to be provided to the Seller in connection herewith (collectively, the “Seller Documents”). The Issuer has full power and authority to execute and deliver this Agreement and the Seller Documents and to carry out the transactions contemplated hereby and thereby. This Agreement and the Seller Documents have been duly executed and delivered by the Issuer. This Agreement and each Seller Document constitutes a valid and binding agreement of the Issuer, assuming the due execution of the Agreement by the Purchaser and the Seller (as applicable), enforceable against the Issuer in accordance with its terms, except that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

3.2 No Conflict. The execution and delivery of this Agreement and each Seller Document by the Issuer and the consummation by the Issuer of the transactions contemplated hereby and thereby will not (i) violate any law applicable to the Issuer or (ii) conflict with, violate or constitute a breach or default under any material agreements as to which the Issuer is a party.

3.3 No Consents. Except for stockholder approval for the issuance of Purchaser Conversion Shares, no consents, notices, filings, approvals or authorizations are required to be made to or with or received from any person, entity, or governmental body (nor are any of the foregoing required under any Transaction Documents) for the sale of the Note or Class B Warrant hereunder and consummation by the Issuer of the transactions contemplated by this Agreement and the Seller Documents.

3.4 No Proceedings. To the Issuer’s knowledge, no proceedings are pending against the Issuer or threatened against the Issuer before any court, arbitrator or administrative or governmental body which relate to the Issuer or the Assigned Interests or which, individually or in the aggregate, would materially and adversely affect any action taken by the Issuer under this Agreement or any Seller Document.

3.5 Transaction Documents. The Issuer has provided to the Purchaser complete and accurate copies of the Transaction Documents, and the Issuer and the Seller are not a party to any other documents or agreements which could materially and adversely affect the Assigned Interest.

3.6 1933 Act. The Seller is not currently and has not been an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act) of the Issuer. The offer and sale of the Assigned Interests has not been registered under the 1933 Act and the Assigned Interests are being sold to the Purchaser pursuant to an exemption from registration under the provisions of the 1933 Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

3.7 No Fraudulent Transfer, etc. The Issuer has not received any written or oral notice, or otherwise has any knowledge, that (i) any payment or other transfer made to or for the account of the Seller from or on account of the Issuer or other obligor with respect to the Assigned Interest is or may be void or voidable as an actual or constructive fraudulent transfer or as a preferential transfer, (ii) the Assigned Interest, or any portion thereof, is void, voidable unenforceable or subject to any impairment, or (iii) any suits, claims or otherwise liabilities exist or have been asserted by any person in any way relating to the Assigned Interest or the ownership thereof.

3.8 Compliance with Transaction Documents. The Issuer has complied with and performed in all material respects with all of its obligations required to be complied with or performed by it under the Transaction Documents, and the Issuer has not breached in any material respect any of its representations, warranties, obligations or covenants under any of the Transaction Documents.

3.9 Certain Representations Concerning the Note. As of the Closing Date:

(a) the outstanding principal amount of the Note is $8,547,556.00;

(b) the Conversion Price (as defined in the Note) immediately prior to the execution of this Agreement is $11.50;

(c) no Other Note (as defined in the Note) is issued and outstanding; and

(d) the amount of the Escrowed Funds is $2,575,061.70;

3.10 Certain Representations Concerning the Additional Stock and New Class A Warrant. The issuance to the Seller of the Additional Stock and the New Class A Warrant are duly authorized and are free from all taxes, liens and charges with respect to the issue thereof. As of the Closing, the Issuer shall have reserved from its duly authorized capital stock not less than 100% of the maximum number of shares of Common Stock issuable upon exercise of the New Class A Warrant (without taking into account any limitations on the exercise of the New Class A Warrant set forth therein). The Additional Stock is, and upon issuance in accordance with the New Class A Warrant, the shares of Common Stock issuable upon exercise thereof, respectively, will be, duly authorized, validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the Seller being entitled to all rights accorded to a holder of Common Stock. The offer and issuance by the Issuer of the Additional Stock and the New Class A Warrant is exempt from registration under the 1933 Act, and the Additional Stock is freely tradable under the 1933 Act and applicable states securities laws without further registration under the 1933 Act.

3.11 Maximum Percentage. The shares of Additional Stock to be delivered or credited to the Seller’s or its designee’s balance account with The Depository Trust Company through its Deposit Withdrawal Agent Commission system on the date hereof pursuant to Section 1.2(b)(x) and Schedule 1 attached hereto do not and will not exceed the Maximum Percentage (as defined in, and calculated in accordance with, Schedule 1 attached hereto).

4. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller as follows:

4.1 Organization; Authorization, etc. The Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has full organizational power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, including without limitation, the acquisition (pursuant to this Agreement) of the Note and the other Assigned Interests. The Purchaser has full power and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser. This Agreement constitutes a valid and binding agreement of the Purchaser, assuming the due execution of the Agreement by the Seller and the Issuer, enforceable against the Purchaser in accordance with its terms, except that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

4.2 Purchase, etc. The Purchaser (i) is an “accredited investor” as such term is defined under Rule 501 under the 1933 Act and has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of the investment in the Note; (ii) is capable of bearing the economic risks associated with the investment in the Note, and has been provided access to such information and documents regarding the Issuer as are necessary in order to make a fully informed decision on whether or not to purchase the Note; (iii) has been afforded an opportunity to ask questions of, and receive answers from, both the Seller and the representatives of the Issuer concerning the Note and the Purchaser has performed its own due diligence in making the decision to invest in the Note; (iv) acknowledges that the offer and sale of the Assigned Interests have not been registered under the 1933 Act and the Assigned Interests are being sold to the Purchaser pursuant to an exemption from registration under the provisions of the 1933 Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder and will not sell the Note in violation of the 1933 Act and will require any purchaser of the Note to represent to it and the Issuer that it is not acquiring the Note with a view to any “distribution” thereof within the meaning of the 1933 Act; (v) has been advised that the Note has not been and is not being registered under the 1933 Act, and that the Seller, in transferring the Note, and the Issuer, in permitting the transfer of the Note, is relying upon, among other things, the representations and warranties of the Purchaser in this Agreement in concluding that the transfer of the Note will be exempt from the provisions of the 1933 Act and the rules and regulations promulgated thereunder; and (vi) understands that the Note is subject to certain restrictions on transfer and that the Issuer may, as a condition to a permitted transfer of the Note, require that the request for transfer be accompanied by an opinion of counsel, in form and substance satisfactory to the Issuer, to the effect that the proposed transfer does not result in a violation of the 1933 Act, unless such transfer is covered by an effective registration statement under the 1933 Act or by Rule 144 under the 1933 Act.

4.3 No Conflict. The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby will not (i) violate any law applicable to the Seller or (ii) conflict with, violate or constitute a breach or default under any material agreements as to which the Purchaser is a party.

4.4. No Consents. Except for any consent or waiver of the Issuer under the Transaction Documents and stockholder approval for the issuance of Purchaser Conversion Shares, no consents, notices, filings, approvals or authorizations are required to be made to or with or received from any person, entity, or governmental body (nor are any of the foregoing required under any Transaction Documents) for the purchase by the Purchaser hereunder and consummation by the Purchaser of the transactions contemplated by this Agreement.

4.5 No Proceedings. To the Purchaser’s knowledge, no proceedings are pending against the Purchaser or threatened against the Purchaser before any court, arbitrator or administrative or governmental body which relate to the Purchaser or which, individually or in the aggregate, would materially and adversely affect any action taken by the Purchaser under this Agreement.

4.6 Adequate Funds. The Purchaser has adequate funds available to pay the purchase price for the Note hereunder and to satisfy any other payments obligations it may have hereunder or under the other agreements executed or delivered by it in connection herewith.

5. The Closing.

5.1 Purchaser Closing Documents. On the Closing Date, the Purchaser will deliver the Purchase Price to the Seller as set forth in Section 1.1 and shall execute such documents as set forth in Section 1.2.

5.2 Seller Closing Documents. With receipt of the foregoing, the Seller will, without the necessity of any further action, assign and transfer to the Purchaser all of its right, title and interest in and to the Assigned Interest. In addition, the Seller shall execute such documents as set forth in Section 1.2, and the Issuer shall execute and deliver such documents as set forth in Section 1.2, including the Seller Documents, and pay the Seller’s costs and expenses, as set forth in Section 1.2.

5.3 Waiver of Opinion of Counsel, etc. The Issuer hereby agrees to waive (i) any requirement that it receive, in connection with the transfer of the Note to the Purchaser as contemplated by this Agreement, an opinion of counsel that such transfer is exempt from the registration requirements under the 1933 Act, and any relevant state securities laws and (ii) any other requirements under any documents to which the Issuer or the Seller is a party and which, under such agreement, they have the discretion to waive. The Issuer hereby consents to the sale, transfer and assignment of the Note, Class B Warrant and the other Assigned Interests hereunder and acknowledges that the Seller has no further obligations thereunder. The Issuer acknowledges that the terms and conditions of Section 9 of the Registration Rights Agreement have been satisfied to the extent necessary to permit the transactions contemplated by this Agreement. The Issuer hereby agrees that it will immediately after the Closing Date take such action as shall be necessary to substitute the Purchaser for the Seller as the holder of the Note in such a manner as to permit the Seller to utilize the Issuer’s Form S-3 Registration Statement filed with the Securities and Exchange Commission on June 8, 2006 (File No. 333-134825) for the resale of the Purchaser Conversion Shares.

5.4 Publicity. Except as may be required by applicable law or any rule, regulation or ordinance to which such person is subject, the parties hereto agree that no public announcement or other publicity regarding the transactions referred to herein shall be made without the consent of the other parties hereto.

6. Miscellaneous.

6.1 Counterparts. This Agreement may be executed in one or more counterparts, but all such counterparts shall constitute one and the same instrument.

6.2 Amendments. This Agreement may be amended only with the prior written consent of the parties hereto.

6.3 Communications and Notices. Except as otherwise provided in this Agreement, all communications and notices provided for in this Agreement shall be in writing, and:

if to the Purchaser:

LC Capital Master Fund, Ltd.

c/o Lampe, Conway & Co. LLC

680 Fifth Avenue – 12th Floor

New York, NY 10019-5429

Facsimile: 212-581-8999

Attn: Richard F. Conway

With a copy, which shall not constitute notice, to:

Milbank, Tweed, Hadley & McCloy LLP

1 Chase Manhattan Plaza

New York, NY 10005

Facsimile: 212-822-5735

Attn: Roland Hlawaty

if to the Seller:

Castlerigg Master Investments Ltd.

c/o Sandell Asset Management Corp.

40 West 57th Street, 26th Floor

New York, New York 10019

Facsimile: (212) 603-5710

Attention: Cem Hacioglu

With a copy, which shall not constitute notice, to:

McDermott Will & Emery LLP

340 Madison Avenue

New York, New York 10173-1922

Facsimile: (212) 547-5444

Attention: Stephen E. Older, Esq.

and if to the Issuer

DayStar Technologies, Inc.

13 Corporate Drive

Halfmoon, New York 12065

Facsimile: (518) 383-7900

Attention: Thomas A. Polich, Esq.

General Counsel/Assistant Secretary

With a copy, which shall not constitute notice, to:

Goodwin Procter LLP

Exchange Place

53 State Street

Boston, MA 02109

Facsimile: (617) 523-1231

Attention: Stephen T. Adams

6.4 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of laws and rules thereof that would result in the application of the laws of a jurisdiction other than the State of New York.

6.5 Integration and Severability; Assignment. This Agreement embodies the entire agreement and understanding among the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement or in any instrument contemplated hereby, or any application thereof, shall be invalid, illegal or unenforceable in any respect, under the laws of any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby or under the laws of any other jurisdiction. Subject to compliance with all applicable laws, rules or regulations, including without limitation, any applicable securities laws, rules or regulations, and obtaining any consents necessary under the Transaction Documents, the Purchaser, after the Closing, shall have the right to sell, assign and transfer the Assigned Interest without the consent of the Seller.

6.6 Headings. The headings of the articles, sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

6.8 Survival. All representations, warranties and covenants contained in this Agreement shall survive indefinitely.

6.9 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled, without posting a bond or similar indemnity, to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of New York or any New York state court, in addition to any other remedy to which they are entitled at law or in equity.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above stated.

PURCHASER:

LC CAPITAL MASTER FUND, LTD.

By:	/s/ Richard F. Conway
Name:	Richard F. Conway
Title:	Director

SELLER:

CASTLERIGG MASTER INVESTMENTS LTD.

By:	/s/ Patrick T. Burke
Name:	Patrick T. Burke
Title:	Senior Managing Director

ISSUER:

DAYSTAR TECHNOLOGIES, INC.

By:	Stephan DeLuca
Name:	Stephan DeLuca
Title:	Chief Executive Officer

[SIGNATURE PAGE FOR NOTE PURCHASE AGREEMENT]

Schedule 1

Capitalized terms used but not otherwise defined in this Schedule 1 have the meanings ascribed to such terms in the Note Purchase Agreement dated as of January 19, 2006 (the “Agreement”) to which this Schedule 1 is attached.

On the Closing Date, the Issuer shall deliver, or cause to be delivered to the Seller (by causing such aggregate number of shares of Additional Stock to be credited to the Seller’s or its designee’s balance account with The Depository Trust Company through its Deposit Withdrawal Agent Commission system), 400,000 shares of Additional Stock.

At any time and from time to time following the Closing Date, promptly upon the written request of the Seller (and in any event no later than three business days after any such request), the Issuer shall deliver, or cause to be delivered, to the Seller (by causing such aggregate number of shares of Additional Stock to be credited to the Seller’s or its designee’s balance account with The Depository Trust Company through its Deposit Withdrawal Agent Commission system) such number of shares of Additional Stock as the Seller shall request.

Notwithstanding anything to the contrary contained in this Schedule 1, the Agreement or any other agreement or document executed or delivered in connection therewith, the Issuer shall not deliver or cause to be delivered to the Seller, and the Seller shall not have the right to receive, any shares of Additional Stock to the extent that after giving effect to such delivery of shares, such person (together with such person’s affiliates) would beneficially own (directly or indirectly through shares issuable upon exercise of any warrants of the Issuer (“Warrant Shares”) or otherwise) in the aggregate, including all shares of stock of the Issuer issued to the Seller in connection with the Transaction Documents, in excess of 4.99% (the “Maximum Percentage”), of the shares of Common Stock outstanding immediately after giving effect to such delivery. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned (directly or indirectly through Warrant Shares or otherwise) by such person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of any warrants of the Issuer beneficially owned by the Seller or its affiliates, but shall exclude shares of Common Stock which would be issuable upon exercise or conversion of the unexercised or unconverted portion of any other securities of the Issuer beneficially owned by such person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes hereof, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes hereof, in determining the number of outstanding shares of Common Stock, the Seller may rely on the number of outstanding shares of Common Stock as reflected in (1) the Issuer’s most recent Form 10 K, Form 10-KSB, Form 10 Q, Form 10-QSB, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Issuer or (3) any other notice by the Issuer or its transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Seller, the Issuer shall within one business day confirm orally and in writing to the Seller the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Issuer, including any warrants of the Issuer, by the Seller and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Issuer, the Seller may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Issuer, and (ii) any such increase or decrease will apply only to the Seller.

Exhibit A

Escrow Letter

JOINT INSTRUCTION

to

KEYBANK NATIONAL ASSOCIATION,

as Escrow Agent

The undersigned, Castlerigg Master Investments Ltd., a British Virgin Islands company (the “Seller”), and DayStar Technologies, Inc., a Delaware corporation (the “Issuer”), pursuant to Section 2(b) of the Escrow Agreement dated as of May 25, 2006 among the Seller, the Issuer and you (terms defined in said Escrow Agreement have the same meanings when used herein), hereby instruct you to pay to the Issuer and Purchaser, LC Capital Master Fund, Ltd. (the “Purchaser”), all of the Escrowed Funds, by wire transfer of immediately available U.S. funds as follows:

1.	$1,500,000, to Purchaser’s account at Citibank NA, ABA# 021-000-089, AC: Bear Stearns Securities Corp, AC#: 09253186 FBO: LC Capital Master Fund Ltd, AC#: 102-27738-22; and

2.	$1,075,061.70 to the Issuer’s account at Keybank, Route 9 Clifton Park, NY 12065, ABA # 021-300-077, Account No.: 325590064409.

CASTLERIGG MASTER INVESTMENTS LTD.

By:	/s/ Patrick T. Burke
Name:	Patrick T. Burke
Title:	Senior Managing Director

DAYSTAR TECHNOLOGIES, INC.

By:	/s/ Stephan DeLuca
Name:	Stephan DeLuca
Title:	Chief Executive Officer

Exhibit B

NOTICE OF ASSIGNMENT OF ESCROW AGREEMENT

Pursuant to the Note Purchase Agreement dated as of January 19, 2007 (the “Note Purchase Agreement”) by and among Castlerigg Master Investments Ltd., a British Virgin Islands company (the “Seller”), LC Capital Master Fund, Ltd., a Cayman Islands exempt company (the “Purchaser”), and DayStar Technologies, Inc., a Delaware corporation (the “Issuer”), the undersigned Seller has assigned all of its rights, title and interest in, to and under the Escrow Agreement dated as of May 25, 2006 by and among the Issuer, the Seller and you, as Escrow Agent (the “Escrow Agreement”).

As Escrow Agent, please indicate your consent to the Seller’s assignment of its rights, title and interest in, to and under the Escrow Agreement to the Purchaser by signing below.

CASTLERIGG MASTER INVESTMENTS LTD.

By:
Name:	Patrick T. Burke
Title:	Senior Managing Director

Consented to by:

KEYBANK NATIONAL ASSOCIATION

By:
Name:	Cathy Goodwin
Title:

DAYSTAR TECHNOLOGIES, INC.

By:
Name:	Stephan DeLuca
Title:	Chief Executive Officer

Exhibit C

MUTUAL RELEASE

This MUTUAL RELEASE is made as of January 19, 2007 (this “Mutual Release”) by and between Castlerigg Master Investments Ltd., a British Virgin Islands company (the “Investor”), and DayStar Technologies, Inc., a Delaware corporation (the “Company”).

WHEREAS, it is a condition to that certain Note Purchase Agreement dated as of the date hereof (the “Note Purchase Agreement,” together with the First Amendment, the New Class A Warrant, the Warrant Shares Registration Rights Agreement, the Additional Stock and each of the other agreements, certificates, instruments and other documents entered into in connection with the Note Purchase Agreement, the “Note Purchase Documents”), by and among the Company, the Investor and LC Capital Master Fund, Ltd., that the Company and the Investor enter into this Mutual Release; and

WHEREAS, each of the Company and the Investor desires to release and to be released from any and all Claims (as defined below), in accordance with the terms hereof.

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Note Purchase Agreement.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Mutual Release.

(a) The Company, on behalf of itself and each and all of its past and present predecessors, successors, parents, subsidiaries, affiliates and assigns, and each and all of its and their respective stockholders, partners, managers, members, officers, directors, insurers, attorneys, accountants, employees, representatives and agents, and each and all of their respective heirs, successors, legal representatives and assigns (the “Company Releasing Parties”), fully, unconditionally, irrevocably and without reserve, hereby remises, releases and forever discharges the Investor and each and all of its past and present predecessors, successors, parents, subsidiaries, affiliates and assigns, and each and all of its and their respective stockholders, partners, managers, members, officers, directors, insurers, attorneys, accountants, employees, representatives and agents, and each and all of their respective heirs, successors, legal representatives and assigns (the “Investor Released Parties”) from any and all claims, demands, losses, costs, expenses (including attorneys’ fees and expenses), actions, suits, causes of action, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, executions, judgments, demands, debts, obligations, liabilities, sums of money, accounts, deficiencies and/or damages of every kind and nature whatsoever, whether or not now existing or known, suspected or unsuspected, in law or at equity (“Claims”), which any or all of the Company Releasing Parties ever had, now have or hereafter can, shall or may have against any or all of the Investor Released Parties arising out of, relating to or as a result of any or all of the Assigned Interests or any or all of the Assumed Obligations; provided, however, that this release shall not remise, release or discharge any or all of the Investor Released Parties from any Claim based solely on any of the Note Purchase Documents or Other Documents (as defined below).

(b) The Investor, on behalf of itself and each and all of its past and present predecessors, successors, parents, subsidiaries, affiliates and assigns, and each and all of its and their respective stockholders, partners, managers, members, officers, directors, insurers, attorneys, accountants, employees, representatives and agents, and each and all of their respective heirs, successors, legal representatives and assigns (the “Investor Releasing Parties”), fully, unconditionally, irrevocably and without reserve, hereby remises, releases and forever discharges the Company and each and all of its past and present predecessors, successors, parents, subsidiaries, affiliates and assigns, and each and all of its and their respective stockholders, partners, managers, members, officers, directors, insurers, attorneys, accountants, employees, representatives and agents, and each and all of their respective heirs, successors, legal representatives and assigns (the “Company Released Parties”) from any and all Claims which any or all of the Investor Releasing Parties ever had, now have or hereafter can, shall or may have against any or all of the Company Released Parties arising out of, relating to or as a result of any or all of the Assigned Interests or any or all of the Assumed Obligations; provided, however, that this release shall not remise, release or discharge any or all of the Company Released Parties from any Claim based solely on any of the Note Purchase Documents or Other Documents.

2. Mutual Acknowledgment. Nothing contained in this Mutual Release shall limit or release (i) any presently existing or hereafter arising indebtedness, liability or obligation of the Company to the Investor arising under or incurred pursuant to any of the Note Purchase Documents, the Securities Purchase Agreement (as amended on the date hereof), the Registration Rights Agreement or any Class A Warrants issued to the Investor (collectively, the “Other Documents”) or (ii) any presently existing or hereafter arising indebtedness, liability or obligation of the Investor to the Company arising under or incurred pursuant to any of the Note Purchase Documents or Other Documents.

3. Miscellaneous.

(a) This Mutual Release may be executed in counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Mutual Release will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party hereto.

(b) This Mutual Release shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of laws and rules thereof that would result in the application of the laws of a jurisdiction other than the State of New York. Any dispute arising out of or relating to this Mutual Release, including any alleged breach hereof, shall be heard and determined exclusively by a federal or state court located in the County, City and State of New York. The parties hereto consent to the exclusive jurisdiction and venue of such courts and hereby agree not to object or contest the jurisdiction or venue of any such court.

(c) No party hereto may assign either this Mutual Release or any of its rights, interests or obligations hereunder without the prior written consent of the other party hereto. All of the terms, agreements, covenants, representations, warranties and conditions of this Mutual Release are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors and permitted assigns.

(d) This Mutual Release embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. In case any one or more of the provisions contained in this Mutual Release or in any instrument contemplated hereby, or any application thereof, shall be invalid, illegal or unenforceable in any respect, under the laws of any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby or under the laws of any other jurisdiction.

(e) The headings of the articles, sections and subsections of this Mutual Release are inserted for convenience only and shall not be deemed to constitute a part of this Mutual Release.

(f) This Mutual Release has been freely and fairly negotiated between the parties hereto. If an ambiguity or question of intent or interpretation arises, this Mutual Release will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Mutual Release.

(g) The releases contained in this Mutual Release are in satisfaction of the conditions precedent contained in Sections 1.2(b)(viii) and 5.2 of the Note Purchase Agreement.

[Signature page follows]

CASTLERIGG MASTER INVESTMENTS LTD.

By:
Name:	Patrick T. Burke
Title:	Senior Managing Director

DAYSTAR TECHNOLOGIES, INC.

By:
Name:	Stephan DeLuca
Title:	Chief Executive Officer